    As Filed with the Securities and Exchange Commission on October 28, 1997
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        ABC DISPENSING TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

            Florida                                     59-2001203
(state or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                                451 Kennedy Road
                                Akron, Ohio 44305
                                 (330) 733-2841
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             CHARLES M. STIMAC, JR.
                                    President
                                451 Kennedy Road
                                Akron, Ohio 44305
                                 (330) 733-2841
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                              Lee A. Albanese, Esq.
                            St. John & Wayne, L.L.C.
                               Two Penn Plaza East
                          Newark, New Jersey 07105-2249

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                                     Proposed
                                                                              Proposed Maximum        Maximum           Amount of
                                                              Amount to be     Offering Price        Aggregate        Registration
Title of each Class of Securities to be Registered             Registered         Per Share       Offering Price           Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,                        257,500(1)(5)      $ 2.00(2)       $   515,000.00      $     156.06
Underlying Common Stock Purchase Warrants and Options          310,000(1)(5)      $ 3.00(2)       $   930,000.00      $     281.81
                                                                30,000(1)(5)      $ 3.375(2)      $   101,250.00      $      30.68
                                                               710,000(1)(5)      $ 3.50(2)       $ 2,485,000.00      $     753.03
                                                                58,910(1)(5)      $ 2.037(2)      $   119,999.67      $      36.36
                                                                30,000(1)(5)      $ 2.25(2)       $    67,500.00      $      20.45
                                                                50,000(1)(5)      $ 1.375(2)      $    68,750.00      $      20.83
                                                             3,562,500(1)(5)      $ 1.25(2)       $ 4,453,125.00      $   1,349.43
----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share, issuable in            636,750(3)(5)      $ 1.203(6)      $   766,089.84(6)   $     232.14
payment of dividends on Preferred Stock
----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share, issuable upon        3,537,500(4)(5)      $ 1.00(2)       $ 3,537,500.00      $   1,071.97
conversion of Preferred Stock
----------------------------------------------------------------------------------------------------------------------------------

TOTAL                                                        9,183,160                --          $13,044,214.51      $    3952.76

----------------------------------------------------------------------------------------------------------------------------------


             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

             Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


----------
   (1)   Issuable upon exercise of the Warrants (as defined in the Prospectus).

   (2)   The offering price per share is calculated pursuant to Rule 457(g).

   (3) Issuable in lieu of cash dividends payable on the Preferred Stock (as defined in the Prospectus).

   (4) Issuable upon conversion of the Preferred Stock (as defined in the Prospectus).

   (5) Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions of such Warrants and Preferred Stock.

   (6) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on October 22, 1997 as reported on the NASDAQ Small Cap Market.

PROSPECTUS


                        ABC DISPENSING TECHNOLOGIES, INC.

                        9,183,160 Shares of Common Stock

         The securities of ABC Dispensing Technologies, Inc. (the "Company"), to which this Prospectus relates (the "Securities"), include the following:
5,008,910 shares of the Company's common stock, $.01 par value per share ("Common Stock") issuable by the Company (the "Warrant Shares") upon exercise of certain common stock purchase warrants and options (collectively, the "Warrants"), 3,537,500 shares of Common Stock (the "Conversion Shares") issuable upon conversion of shares of the Company's issued and outstanding 9% Convertible Cumulative Redeemable Preferred Stock, Series A ("Preferred Stock") and 636,750 shares of Common Stock issuable in payment of dividends on the Preferred Stock (the "Dividend Shares").

         The Securities being offered hereby by the Company are being offered to permit the issuance of registered stock upon the exercise of the Warrants, conversion of the Preferred Stock into Common Stock, and in payment of dividends on the Preferred Stock. See "Plan of Distribution."

         Additionally, this Prospectus has been prepared for use, with the prior consent of the Company, by certain holders of the Warrants, who will acquire Warrant Shares upon exercise of Warrants and who may wish to sell such shares in transactions in which they may (because of their relationship to the Company) be deemed to be underwriters within the meaning of the Act.

         The Company's Common Stock is presently listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") Small Cap Market System under the symbol "ABCC." The average of the closing bid and asked price for the Common Stock as reported by NASDAQ on October 22, 1997 was 1 13/64.

         Other than the proceeds equal to the exercise price of the Warrants exercised, the Company will receive no cash proceeds from the distribution of the Securities offered hereby.

         This Prospectus also relates to such additional shares of Common Stock which may be issuable pursuant to the anti-dilution provisions of the Warrants and Preferred Stock, which shares are being registered pursuant to Rule 416 promulgated under the Act.


                  SEE "RISK FACTORS" FOR CERTAIN MATTERS TO BE
                      CONSIDERED BY PROSPECTIVE INVESTORS.


                  THESE SECURITIES HAVE NOT BEEN APPROVED OR
                  DISAPPROVED BY THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THE PROSPECTUS IS OCTOBER ___, 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Company files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549; and at the regional offices of the Commission at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, in 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports and other information may be electronically accessed at the Commission's site on the World Wide Web located at http://www.sec.gov.

         The Company has filed a Registration Statement on Form S-3 (together with all amendments thereto referred to herein as the "Registration Statement") under the Act with the Commission, covering the shares of Common Stock being offered by this Prospectus. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.

                           --------------------------

         No person is authorized in connection with the offering made by this Prospectus to give any information or to make any representations not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference in this Prospectus must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall, under any circumstance, create any implication that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No. 0-14922) pursuant to the Exchange Act are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended April 26, 1997.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended July 26, 1997.

         3. The Company's definitive Proxy Statement dated August 25, 1997 for its Annual Meeting of Shareholders to be held on October 13, 1997.

         4. The Company's Current Reports on Form 8-K filed March 26, 1997 (approving the change of accountants), January 3, 1997 (announcing new products) and December 2, 1996 (failure to meet listing requirements).

         5. All other reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, since the date of this Prospectus.

         6. The information set forth under the heading "Description of Common Stock" in the Company's registration statement on Form 8-A filed with the Commission under the Exchange Act on August 22, 1986.

         7.       All documents subsequently filed by the Company pursuant to
                  Section 13(a), 13(c), 14 or 15 of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of the registration statement or this Prospectus for purposes of the Act.

         The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the Registration Statement of which this Prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to: ABC Dispensing Technologies, Inc., 451 Kennedy Road, Akron, Ohio 44305, Attention: John Hornbeck, Associate Vice President of Finance, Administration and Operations (telephone (330) 733-2841).

                                   THE COMPANY

         The Company designs proprietary dispensing systems which dispense and blend liquids, powders and other ingredients to a uniform and high degree of accuracy. The Company also custom designs and manufactures its own proprietary dispensing equipment to meet the needs of its customers, using standard micro-processors. The Company's technology is protected by 29 useful patents and 12 patents pending. The Company's long-term objective is to be a worldwide source of dispensing technology possessing substantial marketing capabilities consisting of industry-specific marketing divisions.

         The Company offers a complete range of dispensing technology commercialization services. In addition to custom design and manufacturing, the Company also provides training, installation and product service. Dispensing is an integral part of a large number of multi-billion-dollar industries. In many industries, dispensing is a mechanical function and one of the few operations that remains largely untouched by advanced technology.

         To date, the Company has developed unique dispensing systems for the beverage, paint, chemical coatings, concrete and animal-husbandry industries. Virtually all of the Company's revenues to date have been derived from the sale of its computerized paint-tint dispensing systems, which it has begun to market in Europe, Latin America and the Far East, and its beverage dispensing systems.

         The Company has recently completed a thorough internal review of operations, marketing and strategic planning. As a result, the Company has refocused its resources and efforts on its paint dispensing and juice dispensing product lines. On April 18, 1997 the Company terminated its exclusive agreement (the "Sherwin-Williams Agreement") with The Sherwin-Williams Company ("Sherwin-Williams") pursuant to which the Company sold its paint-dispensing systems exclusively to Sherwin-Williams. The termination of the Sherwin-Williams Agreement allowed the Company to pursue other customers in the paint industry. On February 12, 1997, the Company received a multi-million dollar order for 300 of its new, self-calibrating universal paint-tint dispensing systems from The Home Depot, Inc. ("Home Depot"). Delivery of the Company's systems to Home Depot commenced in May 1997 and is expected to be completed during the current fiscal year. The Company anticipates, though there can be no assurances, that Home Depot's order constitutes the initial phase of a system-wide roll-out to Home Depot's entire 500-plus store network, with one to three units of the Company's tinting system expected to be installed in each store.

         On June 25, 1997 the Company announced the formation of "Virtual Squeeze"(TM), a joint venture with Damon Industries Inc., a Nevada based juice manufacturer and distributor. Virtual Squeeze(TM) has targeted the $3 billion institutional juice market with a self-contained, refrigerated dispenser designed to use shelf stable, bag in the box concentrates. Current plans provide for the free installation and service of the dispensing equipment provided that only Virtual Squeeze(TM) products are used. The Virtual Squeeze(TM) equipment is the only known juice dispenser specifically designed to use shelf stable products.

         During fiscal 1997 the Company discontinued marketing efforts with respect to its Classic(TM) line of soft drink dispensers, due to narrow margins and resistance from major soft drink suppliers to support the equipment. The Company is exploring opportunities to capitalize on its Classic(TM) product line, including potential strategic partnerships, technology licenses and/or sale of the Classic(TM) product line.

         The Company is a corporation organized under the laws of Florida in 1980. In May 1996, the Company changed its name from American Business Computers Corporation to ABC Dispensing

Technologies, Inc. The Company's principal executive offices are located at 451 Kennedy Road, Akron, Ohio 44305, and its telephone number is (330) 733-2841.

                                  RISK FACTORS

         The Securities offered hereby involve a high degree of risk. Prospective investors should carefully consider, along with the other information contained herein, the following risk factors before purchasing any Securities offered hereby:

         1. HISTORY OF LOSSES; ADDITIONAL CAPITAL REQUIREMENTS. The Company has reported a net loss for each year of operation since its inception except for the fiscal year ended April 30, 1989, in which it reported net income of $154,000. The Company reported a net loss of $1,324,000 on revenues of $5,312,000 for the fiscal year ended April 27, 1996, as compared to a net loss of $2,681,000 on revenues of $3,359,000 for the fiscal year ended April 29, 1995. The Company reported a net loss of $2,968,000 on revenues of $3,073,000 for the fiscal year ended April 26, 1997, as compared to a net loss of $1,324,000 on revenues of $5,312,000 for the fiscal year ended April 27, 1996. For the three months ended July 26, 1997, the Company reported a net loss of $345,000 on revenues of $1,336,000 as compared to a net loss of $769,000 on revenues of $1,178,000 for the comparable period in the previous fiscal year. As a result, the Company requires capital resources to fund operating losses as well as research and development expenditures and litigation related expenses. It is anticipated that the expenditures associated with continued research and development will cause the Company to incur operating losses and cash flow deficiencies until such time, if any, as the Company generates sufficient additional revenues from operations. Accordingly, the Company will be required to seek alternative sources of working capital with funds from additional equity or debt financings or joint venture or other collaborative arrangements. No assurance can be given that any such additional funds will be available to the Company on acceptable terms, if at all. If adequate funds are not available from operations or additional sources of financing, the Company's business will be materially adversely affected.

         2. UNCERTAINLY AS TO CONTINUATION AS A GOING CONCERN. The Company's history of operating losses and limited capital resources have caused the Company's independent auditors to include in their reports for the fiscal years ended April 26, 1997 and April 27, 1996 a paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern.

         3. UNCERTAINTY OF MARKET ACCEPTANCE. The success of the Company's dispensing systems will depend heavily on the Company's ability to gain acceptance, both domestically and internationally, of leading companies in industrial, food service and other markets. Acceptance of the Company's technology by industry leaders will be determined in large part by the Company's ability to access such entities and to demonstrate the performance features and cost benefit of its dispensing products. The Company has had limited success to date in the paint industry and the beverage industry. No assurance can be given that the Company's dispensing technology will meet with general market acceptance.

         4. DEPENDENCE ON MAJOR CUSTOMER. During the fiscal years ended April 26, 1997 and April 27, 1996, one customer, Sherwin-Williams, accounted for 54% and 72%, respectively, of the Company's revenues. The Company currently has no orders from Sherwin-Williams, and the Company expects future revenues from sales to Sherwin-Williams to decrease substantially. The loss of revenues from Sherwin-Williams will have a material adverse effect on the Company's revenues in the short term, and there can be no assurance that the Company will replace the revenues from such loss.

         5. COMPETITION. The controlled measurement and dispensing equipment industry is highly competitive and dominated by several large companies with substantially greater financial resources and name recognition than the Company. Many of these companies have extensive experience, possess substantially greater financial, technological and personnel resources than the Company and, particularly in the food service industry, have received the approval and support of industry leaders commanding large market shares. No assurance can be given that the Company will be able to compete successfully in the controlled measurement and dispensing equipment industry.

         6. DIVIDEND POLICY. The Company has not paid dividends on its Common Stock since its inception and, by reason of its present financial condition and its projected financial needs, it does not contemplate paying dividends in the foreseeable future on the Company's Common Stock.

         7. SHARES ELIGIBLE FOR FUTURE SALE. Sales of the Company's Common Stock in the public market by current shareholders or the Company could adversely affect the market price of the Common Stock. Assuming the exercise of the Warrants, conversion of the Preferred Stock and payment of Dividend Shares as dividends on the Preferred Stock described in this Prospectus, 9,183,160 shares of Common Stock may be offered for sale in the public market. The Company has registered with the Commission an aggregate of approximately 600,000 shares of Common Stock in several registration statements filed by the Company for continuous or delayed sales. In addition, the Company has approximately an aggregate of 291,667 shares issued and outstanding which are "restricted" in accordance with Rule 144 of the Regulations promulgated under the Securities Act of 1933. The Company cannot predict the extent to which the market sales of the Common Stock or the availability of such Common Stock will have an adverse effect on the market price for such stock.


                                 USE OF PROCEEDS

         The Company will only receive proceeds from the exercise of the Warrants and the issuance of the Warrant Shares. The 5,008,910 Warrant Shares are being registered to provide the holders of the Warrants with freely tradeable Common Stock upon exercise. If all the Warrants are exercised, the Company will receive aggregate gross proceeds of approximately $8,741,000. No assurance can be given, however, that all or any portion of the Warrants will be exercised. If any of the Warrants are exercised, the Company intends to use the proceeds for general corporate purposes.


                              PLAN OF DISTRIBUTION

         This Prospectus relates to the offer and sale of 5,008,910 shares of Common Stock by the Company upon the exercise of the Warrants 636,750 shares of Common Stock issuable in payment of dividends on the Company's Preferred Stock and 3,537,500 shares of Common Stock by the Company upon conversion of shares of the Preferred Stock.

         The shares of Common Stock issuable upon exercise of the Warrants, in payment of dividends and upon conversion of the Preferred Stock will be issued and distributed by the Company pursuant to the terms and conditions of the Warrants and Preferred Stock. Such Common Stock is being registered pursuant to the Act and offered by the Company hereby to permit the issuance by the Company of registered stock upon the exercise of the Warrants in payment of dividends and upon conversion of the Preferred Stock in accordance with their respective terms. Additional shares of Common Stock may be issuable pursuant to the anti-dilution provisions of the Warrants and Preferred Stock, which shares are also being registered hereby pursuant to Rule 416 promulgated under the Act. If all of the Warrants registered hereby are exercised, the Company will receive aggregate cash proceeds of approximately $8,740,624.67. See "Use of Proceeds."

         From time to time, the Company may amend this Prospectus by Prospectus Supplements or post-effective amendments to the Registration Statement of which this Prospectus is a part, to offer Warrant Shares and Conversion Shares obtained by persons pursuant to the exercise of the Warrants or Conversion of Shares of Preferred Stock, which persons may, by virtue of their relationship to the Company, be deemed underwriters under the Act.

         The Warrants consist of eight different classes of securities described as follows:

         (1) common stock purchase warrants issued in a private placement during the summer of 1995 covering an aggregate of 257,500 shares of Common Stock with an exercise price of $2.00 per share and an expiration date of June 1, 1998;

         (2) common stock purchase options issued to officers of the Company in August 1995 covering an aggregate of 310,000 shares of Common Stock with an exercise price of $3.00 per share and an expiration date of April, 2000;

         (3) common stock purchase options issued as compensation to certain officers of the Company in May 1995 covering an aggregate of 30,000 shares of Common Stock with an exercise price of $3.375 per share and an expiration date of May, 2000.

         (4) common stock purchase warrants issued as part of the settlement of a litigation in September and November 1995 covering an aggregate of 710,000 shares of Common Stock with an exercise price of $3.50 per share and an expiration date of November, 2000;

         (5) common stock purchase rights issued to a lender in consideration of the extension of credit to the Company on January 1996 covering 58,910 shares of Common Stock with an exercise price of $2.037 per share and an expiration date of January, 2000;

         (6) common stock purchase options issued as compensation to an officer of the Company in December 1995 covering 30,000 shares of Common Stock with an exercise price of $2.25 per share and an expiration date of December, 2000;

         (7) common stock purchase warrants issued as compensation to an officer of the Company in July 1996 covering 50,000 shares of Common Stock with an exercise price of $1.375 per share and an expiration date of July 2006; and

         (8) common stock purchase warrants which are eligible for issuance upon conversion of the Company's Preferred Stock at a price of $1.25 per share and an expiration date five years from their date of issuance.

         The Preferred Stock issued in connection with a private placement in December 1996 and January and February 1997 consists of 283 shares of 9% Convertible Cumulative Redeemable Preferred Stock, Series A, each convertible into shares of Common Stock at a price of $1.00 per share and Common Stock Purchase Warrants to purchase an equal number of shares of Common Stock as received upon conversion, exercisable at a price of $1.25 per share. Each share of Preferred Stock is entitled to receive dividends semi-annually and may be redeemed by the Company at any time upon thirty (30) days' written notice.

         In order to comply with certain states' securities laws, if applicable, the Common Stock issuable upon exercise of the Warrants will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock issuable upon exercise of the Warrants may not be sold unless such Common Stock has been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

Transfer Agent

         The Transfer Agent for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                                  LEGAL MATTERS

         Certain legal matters relating to the legality of the Securities offered hereby have been passed upon for the Company by St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105-2249.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule of the Company appearing in the Company's Annual Report (Form 10-K), as amended, as of and for the year ended April 26, 1997, have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon for the fiscal year ended April 26, 1997 (which contains an explanatory paragraph with respect to a going concern uncertainty mentioned in Note 3 of the consolidated financial statements for the fiscal year ended April 26, 1997) included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements and financial statement schedule of the Company as of April 27, 1996 and for the two years then ended appearing in the Company's Annual Report (Form 10-K), as amended, for the fiscal year ended April 26, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to a going concern uncertainty mentioned in note 3 to the consolidated financial statements) and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses of ABC Dispensing Technologies, Inc. in connection with the distribution of the securities being registered:

Registration Fee.................................................   $  3,952.76
Legal Fees and Expenses..........................................   $ 15,000.00
Accounting Fees and Expenses.....................................   $  7,500.00
Miscellaneous Expenses...........................................   $    500.00
TOTAL............................................................   $ 26,952.76

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is a Florida corporation. The following summary is qualified in its entirety by reference to the complete text of the Florida Business Corporation Act (the "FBCA"), the Company's Articles of Incorporation, and the Company's Bylaws.

         Section 607.0850(1) of the FBCA, provides, in general, that a corporation may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (including any appeal thereof) (i) if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

         Section 607.0850(2), however, provides that in actions brought by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

ITEM 16.  EXHIBITS

         5.1 Opinion of St. John & Wayne, L.L.C. as to the legality of the securities to be registered.

         23.1 Consent of Ernst & Young LLP, Independent Auditors.

         23.2 Consent of Grant Thornton LLP, Independent Auditors

         23.3 Consent of St. John & Wayne, L.L.C. (included in Exhibit 5.1).

         24.1 Power of Attorney (included on the signature page hereof).

ITEM 17.   UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any fact or events arising after the effective date of the registration statement (or arising after the effective date of the registration statement or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the effective registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, and the terms of any subsequent reoffering thereof. If any public offering is to be made on terms differing from those set forth on the cover page of the Prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, or otherwise, the Securities and Exchange Commission has informed the registrant that such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on October 28, 1997.

                     ABC DISPENSING TECHNOLOGIES, INC.


                     By: /s/ Charles M. Stimac, Jr.
                         ----------------------------------------------------
                         Charles M. Stimac, Jr., President and Director (principal executive officer and principal financial and accounting officer)



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Charles M. Stimac, Jr. and John Hornbeck true and lawful attorneys-in-fact and agents each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 28, 1997.

Signature                                                    Title
---------                                                    -----
/s/ Charles M. Stimac, Jr.                             President, Director
--------------------------
Charles M. Stimac, Jr.

/s/ Herbert L. Luxenburg                               Director
--------------------------
Herbert L. Luxenburg

/s/ C. Rand Michaels                                   Director
--------------------------
C. Rand Michaels

                                INDEX TO EXHIBITS



Number      Description                                      Sequential Page No.
------      -----------                                      -------------------
5.1         Opinion of St. John  & Wayne, L.L.C.


23.1        Consent of Ernst & Young LLP, Independent
                             Auditors

23.2        Consent of Grant Thornton LLP, Independent
                             Auditors

23.3        Consent of St. John & Wayne, L.L.C.
                             (included in Exhibit 5.1)

24.1        Power of Attorney (included on the signature
                                   page hereof)